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                                   UNITED STATES
                        SECURITIES AND EXCHANGE COMMISSION
                              Washington, D.C. 20549


                                     FORM 8-K


                              Current Report Pursuant
                           to Section 13 or 15(d) of the
                          Securities Exchange Act of 1934


     Date of report (Date of earliest event reported)  February 29, 1996


                           INTEK DIVERSIFIED CORPORATION
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              (Exact name of Registrant as Specified in Its Charter)


                                     Delaware
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                  (State or Other Jurisdiction of Incorporation)


               0-9160                                 04-2450145
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     (Commission File Number)            (I.R.S. Employer Identification No.)


        970 West 190th Street, Suite 720, Torrance, California  90502
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              (Address of Principal Executive Office)  (Zip Code)


                                   (310)366-7335
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                (Registrant's Telephone Number, Including Area Code)


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           (Former Name or Former Address, if Changed Since Last Report)
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Item 5.  Other Events.

     On March 8, 1996, Intek Diversified Corporation, a Delaware corporation ("INTEK"), Simmonds Capital Limited, an Ontario corporation and major shareholder of INTEK ("SCL"), and Securicor Group plc, a corporation formed under the laws of England and Wales, issued a joint press release announcing that they have signed a Letter of Intent to combine certain of their wireless communication businesses and related technology. The press release is attached as an exhibit and incorporated by reference.

     On February 29, 1996, INTEK announced that it had raised $2,500,000 through the issuance of a Senior Secured Debenture to MeesPierson ICS Limited, a UK limited liability company. The principal of the Debenture, together with interest at an annual rate of 10.5%, is payable on August 31, 1996. Payment of the Debenture was secured by security interests in all of the assets of INTEK and Roamer One, Inc., a subsidiary of INTEK, and by a mortgage on real estate in Los Angeles owned by Olympic Plastics Company, Inc., another subsidiary. INTEK also issued 50,000 shares of its common stock to MeesPierson as a closing fee and paid a $25,000 agent fee to Octagon Capital Canada Corporation, agent for MeesPierson. INTEK will use substantially all of the $2,500,000 to pay for mobile radio equipment and technical services purchased from SCL Systems, a division of SCL.


Item 7.  Financial Statements and Exhibits.

     (c) Exhibit 7.1 - Press release dated March 8, 1996.


                                    SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                             INTEK DIVERSIFIED CORPORATION





Date: March 8, 1996                          By:  /s/ Steven L. Wasserman
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                                                  Steven L. Wasserman
                                                  Secretary